                                                                    EXHIBIT 25.1



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                                    ---------

                       STATEMENT OF ELIGIBILITY UNDER THE
                        TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                Check if an Application to Determine Eligibility
                 of a Trustee Pursuant to Section 305(b)(2) [X]


             STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.
               (Exact name of trustee as specified in its charter)

              United States                                06-1143380
    (Jurisdiction of incorporation or                   (I.R.S. Employer
organization if not a U.S. national bank)              Identification No.)

         633 West 5th Street, 12th Floor, Los Angeles, California 90071
              (Address of principal executive offices) (Zip Code)

          Lynda A. Vogel, Senior Vice President and Managing Director
         633 West 5th Street, 12th Floor, Los Angeles, California 90071
                                 (213) 362-7399
           (Name, address and telephone number of agent for service)


                               Phase Metrics, Inc.
               (Exact name of obligor as specified in its charter)

              Delaware                            33-0328048
  (State or other jurisdiction of              (I.R.S. Employer
   incorporation or organization)            Identification No.)

                           10260 Sorrento Valley Road
                           San Diego, California 92121
               (Address of principal executive offices) (Zip Code)

                                  SENIOR NOTES

                         10-3/4% Senior Notes due 2005

                                     GENERAL

ITEM 1.     GENERAL INFORMATION.

            FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

            (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISORY AUTHORITY TO WHICH IT IS SUBJECT.

                 Comptroller of the Currency, Western District Office, 50
            Fremont Street, Suite 3900, San Francisco, California, 94105-2292

            (b) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

                 Trustee is authorized to exercise corporate trust powers.

ITEM 2.     AFFILIATIONS WITH OBLIGOR.

            IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

                 The obligor is not an affiliate of the trustee or of its parent, State Street Bank and Trust Company.

                 (See note on page 2.)

ITEM 3. THROUGH ITEM 15.      NOT APPLICABLE.

ITEM 16.    LIST OF EXHIBITS.

      LIST BELOW ALL EXHIBITS FILED AS PART OF THIS STATEMENT OF ELIGIBILITY.

      1. A COPY OF THE ARTICLES OF ASSOCIATION OF THE TRUSTEE AS NOW IN EFFECT.

            A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibits with corresponding exhibit numbers to the Form T-1 of Oasis Residential, Inc., filed pursuant to Section 305(b)(2) of the Act, on November 18, 1996 (Registration No. 033-90488), and are incorporated herein by reference.

      2. A COPY OF THE CERTIFICATE OF AUTHORITY OF THE TRUSTEE TO COMMENCE BUSINESS, IF NOT CONTAINED IN THE ARTICLES OF ASSOCIATION.

            A Certificate of Corporate Existence (with fiduciary powers) from the Comptroller of the Currency, Administrator of National Banks is on file with the Securities and Exchange Commission as Exhibits with corresponding exhibit numbers to the Form T-1 of Oasis Residential, Inc., filed pursuant to Section 305(b)(2) of the Act, on November 18, 1996 (Registration No. 033-90488), and are incorporated herein by reference.

      3. A COPY OF THE AUTHORIZATION OF THE TRUSTEE TO EXERCISE CORPORATE TRUST POWERS, IF SUCH AUTHORIZATION IS NOT CONTAINED IN THE DOCUMENTS SPECIFIED IN PARAGRAPH (1) OR (2), ABOVE.

            Authorization of the Trustee to exercise fiduciary powers (included in Exhibits 1 and 2; no separate instrument).

      4. A COPY OF THE EXISTING BY-LAWS OF THE TRUSTEE, OR INSTRUMENTS CORRESPONDING THERETO.

            A copy of the by-laws of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibits with corresponding exhibit numbers to the Form T-1 of Oasis Residential, Inc., filed pursuant to Section 305(b)(2) of the Act, on November 18, 1996 (Registration No. 033-90488), and are incorporated herein by reference.

      5. A COPY OF EACH INDENTURE REFERRED TO IN ITEM 4. IF THE OBLIGOR IS IN DEFAULT.

            Not applicable.

      6. THE CONSENTS OF UNITED STATES INSTITUTIONAL TRUSTEES REQUIRED BY
      SECTION 321(b) OF THE ACT.

            The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

      7. A COPY OF THE LATEST REPORT OF CONDITION OF THE TRUSTEE PUBLISHED PURSUANT TO LAW OR THE REQUIREMENTS OF ITS SUPERVISING OR EXAMINING AUTHORITY.

            A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.


                                      NOTES

      In answering any item of this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

      The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.


                                    SIGNATURE


      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company of California, N.A., organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the February 27, 1998.

                                    STATE STREET BANK AND TRUST COMPANY
                                    OF CALIFORNIA, N.A.

                                       By: /s/ JEANIE MAR
                                          --------------------------------------
                                          NAME:  JEANIE MAR
                                          TITLE: ASSISTANT VICE PRESIDENT

                                    EXHIBIT 6


                             CONSENT OF THE TRUSTEE

      Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by Phase Metrics, Inc. of its 10-3/4% Senior Notes due 2005, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                    STATE STREET BANK AND TRUST COMPANY
                                    OF CALIFORNIA, N.A.


                                       By: /s/    JEANIE MAR
                                          --------------------------------------
                                          NAME:   JEANIE MAR
                                          TITLE:  ASSISTANT VICE PRESIDENT

DATED:      FEBRUARY 27, 1998

                                    EXHIBIT 7

Consolidated Report of Condition and Income for A Bank With Domestic Offices Only and Total Assess of Less Than $100 Million of State Street Bank and Trust Company of California, a national banking association duly organized and existing under and by virtue of the laws of the United States of America, at the close of business December 31, 1997, published in accordance with a call made by the Federal Deposit Insurance Corporation pursuant to the required law: 12 U.S.C. Section 324 (State member banks); 12 U.S.C. Section 1817 (State nonmember banks); and 12 U.S.C. Section 161 (National banks).

                                                                                              Thousands
                                                                                              of Dollars
                                                                                            -------------
ASSETS
Cash and balances due from depository institutions:
         Noninterest-bearing balances and currency and coin ....................                    5,580
         Interest-bearing balances .............................................                        0
Securities .....................................................................                       38
Federal funds sold and securities purchased
         under agreements to resell in domestic offices
         of the bank and its Edge subsidiary ...................................                        0

Loans and lease financing receivables:
         Loans and leases, net of unearned income ..............................      0
         Allowance for loan and lease losses ...................................      0
         Allocated transfer risk reserve .......................................      0
         Loans and leases, net of unearned income and allowances ...............                        0
Assets held in trading accounts ................................................                        0
Premises and fixed assets ......................................................                      276
Other real estate owned ........................................................                        0
Investments in unconsolidated subsidiaries .....................................                        0
Customers' liability to this bank on acceptances outstanding ...................                        0
Intangible assets ..............................................................                        0
Other assets ...................................................................                      726
                                                                                            -------------

Total assets ...................................................................                    6,620
                                                                                            =============

LIABILITIES

Deposits:
         In domestic offices . .................................................                        0
                  Noninterest-bearing ..........................................      0
                  Interest-bearing . ...........................................      0
         In foreign offices and Edge subsidiary ................................                        0
                  Noninterest-bearing ..........................................      0
                  Interest-bearing .............................................      0
Federal funds purchased and securities sold under
         agreements to repurchase in domestic offices of
         the bank and of its Edge subsidiary ...................................                        0
Demand notes issued to the U.S. Treasury and Trading Liabilities ...............                        0
Other borrowed money ...........................................................                        0
Subordinated notes and debentures ..............................................                        0
Bank's liability on acceptances executed and outstanding .......................                        0
Other liabilities ..............................................................                    3,076

Total liabilities ..............................................................                    3,076
                                                                                            -------------
EQUITY CAPITAL
Perpetual preferred stock and related surplus ..................................                        0
Common stock ...................................................................                      500
Surplus ........................................................................                      750
Undivided profits and capital reserves/Net unrealized holding gains (losses) ...                    2,294
Cumulative foreign currency translation adjustments ............................                        0

Total equity capital ...........................................................                    3,544
                                                                                            -------------
Total liabilities and equity capital ...........................................                    6,620
                                                                                            =============

I, Kevin R. Wallace, Vice President and Comptroller of the above named bank do hereby declare that this Report of Condition and Income for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                          Kevin R. Wallace


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                                          Lynda A. Vogel
                                          Donald W. Beatty
                                          Stephen Rivero

                                                                       Exhibit 1
                             ARTICLES OF ASSOCIATION

                                       OF

               STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA,

                              NATIONAL ASSOCIATION

For the purpose of organizing an Association to carry on the business of a limited purpose trust company under the laws of the United States, the undersigned do enter into the following Articles of Association:

FIRST. The title of this Association shall be State Street Bank and Trust Company of California, National Association.

SECOND. The Main Office of the Association shall be in the City of Culver City, County of Los Angeles, State of California. The general business of the Association shall be conducted at its main office and its branches.

THIRD. The Board of Directors of this Association shall consist of not less than five nor more than twenty-five shareholders, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Each Director, during the full term of his directorship, shall own a minimum of $1,000 aggregate par value of stock of this Association or a minimum par, market value or equity interest of $1,000 of stock in the bank holding company controlling this Association. Any vacancy in the Board of Directors may be filled by action of the Board of Directors.

FOURTH. There shall be an annual meeting of the shareholders to elect Directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place as the Board of Directors may designate, on the day of each year specified therefore in the By-laws, but if no election is held on that day, it may be held an any subsequent day according to such lawful rules as may be prescribed by the Board of Directors.

FIFTH. The authorized amount of capital stock of this Association shall be 1,000,000 shares of common stock of the par value of one dollar ($1) each; but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

No holder of shares of the capital stock of any class of this Association shall have any pre-emptive or preferential right of subscription to any shares of any class of stock of this Association, whether now or hereafter authorized, or to any obligations convertible into stock of this Association, issued, or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion may from time to time determine and at such price as the Board of Directors may from time to time fix. This Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

SIXTH. The Board of Directors shall appoint one of its members President of this Association, who shall be Chairperson of the Board, unless the Board appoints another director to be the Chairperson. The Board of Directors shall have the power to appoint one or more Vice Presidents; and to appoint a Cashier and such other officers and employees as may be required to transact the business of this Association.

The Board of Directors shall have the power to define the duties of the officers and employees of this Association; to fix the salaries to be paid to the officers and employees; to dismiss officers and employees; to require bonds from officers and employees and to fix the penalty thereof; to regulate the manner in which any increase of the capital of this Association shall be made; to manage and administer the business and affairs of this Association; to make all By-laws that it may be lawful for the Board of Directors to make; and generally to do and perform all acts that it may be legal for a Board of Directors to do and perform.

SEVENTH. The Board of Directors shall have the power to change the location of the main office to any other place within the limits of the City of Culver City, without the approval of the shareholders, and shall have the power to establish or change the location of any branch or branches of this Association to any other location, without the approval of the shareholders.

EIGHTH. The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

NINTH. The Board of Directors of this Association, or any shareholder owning, in the aggregate, not less than ten percent of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of this Association.

TENTH. This Association shall indemnify each person who is or was a director, officer, employee or other agent of this Association, and each person who is or was serving at the request of this Association as a director, trustee, officer, employee or other agent of another organization in which it directly or indirectly owns shares or of which it is directly or indirectly a creditor, against all liabilities, costs and expenses, including but not limited to amount paid in satisfaction of judgments, in settlements or as fines and penalties, and counsel fees and disbursements, reasonably incurred by such person in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding, whether civil, criminal, administrative or investigative, before any court or administrative or legislative or investigative body, in which such person may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while in office or thereafter, by reason of his being or having been such a director, officer, employee, agent or trustee, or by reason of any action taken or not taken in any such capacity, except with respect to any matter as to which he shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of this Association. Expenses, including but not limited to counsel fees and disbursements, so incurred by any such person in defending any such action, suit or proceeding, may be paid from time to time by this Association in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person indemnified to repay the amount so paid if it shall ultimately be determined that indemnification of such expenses is not authorized hereunder.

As to any matter disposed of by settlement by any such person, pursuant to a consent decree or otherwise, no such indemnification either for the amount of such settlement or for any other expenses shall be provided unless such settlement shall be approved as in the best interests of this Association, after notice that it involves such indemnification, (a) by vote of a majority of the disinterested directors then in office (even though the disinterested directors be less than a quorum), or (b) by any disinterested person or persons to whom the question may be referred by vote of a majority of such disinterested directors, or (c) by vote of the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested person, or (d) by any disinterested person or persons to whom the question may be referred by vote of the holders of a majority of such stock. No such approval shall prevent the recovery from any such officer, director, employee, agent or trustee of any amounts paid to such person or on his or her behalf as indemnification in accordance with the preceding sentence if such person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of this Association.

The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director, officer, employee, agent or trustee may be entitled or which may lawfully be granted to such person. As used herein, the terms "director," "officer," "employee," "agent" and "trustee" include their respective executors, administrators and other legal representatives, an "interested" person is one against whom the action, suit or other proceeding in question or another action, suit or other proceeding on the same or similar grounds is then or had been pending or threatened, and a "disinterested" person is a person against whom no such action, suit or other proceeding is then or had been pending or threatened.

By action of the Board of Directors, notwithstanding any interest of the directors in such action, this Association may purchase and maintain insurance, in such amounts as the Board of Directors may from time to time deem appropriate, on behalf of any person who is or was a director, officer, employee or other agent of this Association, or is or was serving at the request of this Association as a director, trustee, officer, employee or other agent of another organization in which it directly or indirectly owns shares or of which it is directly or indirectly a creditor, against any liability incurred by such person in any such capacity, or arising out of his or her status as such, whether or not this Association would have the power to indemnify such person against such liability.

ELEVENTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this

Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.

TWELFTH. This Association may be a partner in any business or enterprise which this Association would have power to conduct by itself.

IN WITNESS WHEREOF, we have hereunto set our hands this 25th day of July, 1985.


Peter E. Madden
-------------------------------
Peter E. Madden


David A. Spina
-------------------------------
David A. Spina


Charles J. Kelly
-------------------------------
Charles J. Kelly


Richard J. Poznysz
------------------------------
Richard J. Poznysz


Vincent V. Grippa
-------------------------------
Vincent V. Grippa

[LOGO]                                                                 Exhibit 2

------------------------------------------
COMPTROLLER OF THE CURRENCY
ADMINISTRATOR OF NATIONAL BANKS
------------------------------------------
Western District Office
50 Fremont Street, Suite 3900
San Francisco, CA. 94105-2292


                       CERTIFICATE OF CORPORATE EXISTENCE
                             (WITH FIDUCIARY POWERS)

I, NANETTE G. GOULET, on behalf of the Office of the Comptroller of the Currency, hereby certify that:

1. The OFFICE OF THE COMPTROLLER OF THE CURRENCY, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all NATIONAL BANKING ASSOCIATIONS;

2. STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, NATIONAL ASSOCIATION, LOS ANGELES, CALIFORNIA, CHARTER NO. 18607, is a National Banking Association formed under the laws of the United States and authorized hereunder and continues to hold authority to transact the business of banking (and to act in all fiduciary capacities) permitted thereby on the date of this certificate.

      IN TESTIMONY WHEREOF, I have hereunto subscribed my name and caused the seal of office of the Office of the Comptroller of the Currency to be affixed, in the City of San Francisco, California this 3RD DAY OF FEBRUARY, 1995.

Nanette G. Goulet
--------------------------
Nanette G. Goulet
Director for Bank Analysis